MERRILL LYNCH BOND FUND, INC.

HIGH INCOME PORTFOLIO

SERIES NO. 1

FILE # 811-2857

ATTACHMENT 770

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
10/18/2004	HSBC Bank 5.88% 11/1/34	$1,000,000,000	$830,000

ABN AMRO

Banc of America

BNP Paribas

Citigroup Global Markets Credit Suisse First Boston

Lehman Brothers

Merrill Lynch

National Australia Bank

RBC Capital Markets Comerica Securities.

Fifth Third Securities

Zions Investment

10/22/2004	Advanced Micro Devices 7.75% 11/1/12	$600,000,000	$15,000,000	Citigroup Credit Suisse First Boston Merrill Lynch Morgan Stanley
10/29/2004	Advertising Directory Solutions 9.25% 11/15/12	$170,000,000	$725,000	JP Morgan Banc of America Deutsche Bank Merrill Lynch
12/8/2004	Stone Energy 6.75% 12/15/04	$200,000,000	$3,600,000	Banc of America Merrill Lynch Goldman Sachs RBS Greenwich Capital Howard Well Inc. Johnson Rice & Company
12/9/2004	Waste Recycling Group 0% 12/15/11	$300,000,000	$4,975,000	Deutsche Bank Barclays Capital Merrill Lynch
12/14/2004	Reliant Resources Inc 6.75 12/15/14	$750,000,000	$6,850,000	Goldman Sachs Banc of America Barclays Capital Deutsche Bank Merrill Lynch ABN AMRO Scotia Capital (USA) Inc J.P. Morgan UBS Securities
12/15/2004	Goodman Global Holding Co. 7.88% 12/15/12	$400,000,000	$7,025,000	UBS Investment Bank JP Morgan Credit Suisse First Boston Deutsche Bank Merrill Lynch
1/24/2005	Intelsat Bermuda 7.79% 1/15/12	$1,000,000,000	$9,000,000	Deutsche Credit Suisse First Boston Lehman Brothers Banc of America Bear Stearns BNP Paribas Merrill Lynch CIBC World Markets RBC Capital Markets RBS Greenwich Capital SG Corp. & Investment Banking
1/24/2005	Intelsat Bermuda 8.25% 1/15/13	$875,000,000	$7,050,000	Deutsche Credit Suisse First Boston Lehman Brothers Banc of America Bear Stearns BNP Paribas Merrill Lynch CIBC World Markets RBC Capital Markets RBS Greenwich Capital SG Corp. & Investment Banking
1/24/2005	Intelsat Bermuda 8.63% 1/15/15	$675,000,000	$10,100,000	Deutsche Credit Suisse First Boston Lehman Brothers Banc of America Bear Stearns BNP Paribas Merrill Lynch CIBC World Markets RBC Capital Markets RBS Greenwich Capital SG Corp. & Investment Banking
2/3/2005	EGL Acquisition Corp 7.63% 2/1/15	$660,000,000	$6,150,000	Merrill Lynch JP Morgan Wachovia CIBC World Markets PNC Capital Markets